UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Carver Bancorp, Inc.
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(Name of Registrant as Specified In Its Charter)
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August 26, 2016
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Carver Bancorp, Inc. (“Carver”), the holding company for Carver Federal Savings Bank, which will be held on Thursday, September 22, 2016 at 10:00 a.m (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in this year’s Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CARV2016. Instructions regarding how to attend the meeting online and details concerning the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
With this letter, we are including the Notice of Annual Meeting of Stockholders, the proxy statement, the proxy card and our 2016 Annual Report. The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Carver, as well as representatives of BDO USA, LLP, the accounting firm appointed by the Finance and Audit Committee of the Board of Directors to be Carver’s independent auditors for the fiscal year ending March 31, 2017, will attend the Annual Meeting.
The Board of Directors of Carver recommends a vote “FOR” all nominees for election as director (“Proposal One”), “FOR” the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending March 31, 2017 (“Proposal Two”), and “FOR” the advisory (non-binding) approval of the compensation of our named executive officers (“Proposal Three”).

You may vote by telephone or over the Internet, as well as by using the traditional proxy card. Please see the enclosed proxy card or page 2 of the attached proxy statement for instructions on these methods of voting. Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Please sign, date and return the enclosed proxy card or vote via telephone or Internet as directed on the proxy card, at your earliest convenience.
The Board of Directors, management and employees of Carver thank you for your ongoing support and continued interest in Carver. We hope that you will join us online at the Annual Meeting.
Sincerely yours,

/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer

CARVER BANCORP, INC.
75 West 125th Street
New York, New York 10027-4512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 22, 2016
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Carver Bancorp, Inc. (“Carver”) will be held on September 22, 2016 at 10:00 a.m. This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CARV2016. Because the Annual Meeting is virtual and being conducted via live webcast, stockholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.
At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect three directors, each to serve for a three-year term and until their respective successors has been elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as independent auditors for Carver for the fiscal year ending March 31, 2017; and

3.	Advisory (non-binding) approval of the compensation of our named executive officers as described in the proxy statement.
If any other matters properly come before the Annual Meeting, including, among other things, a motion to adjourn or postpone the Annual Meeting to another time or place or both for the purpose of soliciting additional proxies or otherwise, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment. As of the date of the proxy statement, Carver’s management is not aware of any other such business.
The Board of Directors has fixed July 25, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of Carver as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at Carver Federal Savings Bank, 75 West 125th Street, New York, New York, for a period of twenty days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact Carver’s Corporate Secretary at (718) 230-2900.
Please promptly sign, date and return the enclosed Proxy Card or vote by telephone at 1-800-690-6903 from any touch-tone telephone or via the internet at www.proxyvote.com and follow the instructions. Please have your proxy card available when you call or access the web page and use the Carver Number and Account Number shown on your proxy card. You may revoke the proxy at any time prior to its exercise in the manner described in the attached proxy statement.
By Order of the Board of Directors,

/s/ Isaac Torres
Isaac Torres
First Vice President and Corporate Secretary

August 26, 2016

CARVER BANCORP, INC.
75 West 125th Street
New York, New York 10027-4512

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2016

GENERAL INFORMATION

General
This proxy statement and accompanying proxy card are being furnished to stockholders of Carver Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of Carver to be used at the annual meeting of stockholders that will be held on Thursday, September 22, 2016 at 10:00 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The accompanying Notice of Annual Meeting and proxy card, and this proxy statement, are first being mailed to stockholders on or about August 26, 2016.
Carver Bancorp, Inc., a Delaware corporation, operates as the savings and loan holding company for Carver Federal Savings Bank. In this proxy statement, we refer to Carver Bancorp, Inc. as “Carver” and Carver Federal Savings Bank as “Carver Federal” or the “Bank.”
Important notice regarding the availability of proxy materials for the September 22, 2016 Annual Meeting of Stockholders: The Proxy Statement for the 2016 Annual Meeting of Stockholders is available at http://www.proxyvote.com.
Who Can Vote
The Board of Directors of Carver has fixed the close of business on July 25, 2016 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote electronically at the Annual Meeting. As of the close of business on July 25, 2016, the outstanding voting stock of Carver consisted of 3,696,087 shares of common stock, par value $.01 per share (“Common Stock” or “Voting Stock”). The holders of record of a majority of the total number of votes eligible to be cast in the election of directors represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.
How Many Votes You Have
Each holder of shares of Common Stock outstanding on July 25, 2016 will be entitled to one vote for each share held of record (other than Excess Shares, as defined below) upon each matter properly submitted at the Annual Meeting. As provided in Carver’s Certificate of Incorporation, record holders of Voting Stock on behalf of a person who beneficially owns in excess of 10% of the outstanding shares of Voting Stock (“Excess Shares”) shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Carver’s Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation and Bylaws governing Excess Shares and to determine on the basis of information known to it after reasonable inquiry of all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation: (1) the number of shares of Voting Stock beneficially owned by any person or purported owner; (2) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner; and (3) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Voting Stock.
How You Can Vote
If you are a stockholder whose shares are registered in your name, you may vote your shares electronically at the virtual meeting or by one of the following methods:
Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.
Vote by Telephone, by dialing 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Carver Number and Account Number shown on your proxy card.
Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.
If you vote by telephone or by Internet, please do not mail your proxy card.
If you return your signed proxy card or use telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For example, for the election of directors, you may (1) vote “FOR” all the nominees, (2) “WITHHOLD” authority for all nominees or (3) Vote “FOR ALL EXCEPT.” See “Proposal One-Election of Directors.” For Proposal Two and Three, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting.
If you send in your proxy card or use telephone voting, but do not specify how you want to vote your shares, the named proxies will vote “FOR” the nominees for election as director (“Proposal One”), “FOR” the ratification of the appointment of BDO USA, LLP, as independent auditors for Carver for the fiscal year ending March 31, 2017 (“Proposal Two”), and “FOR” the advisory (non-binding) approval of compensation of named executive officers (“Proposal Three”).
Important Information Regarding Record Ownership, Beneficial Ownership and Voting at the Annual Meeting

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names (i.e., a stockholder of record). If your shares are registered directly with our transfer agent, you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to Carver and vote your shares by proxy in the manner described above, or you may personally vote your shares at the virtual Annual Meeting. To attend and vote personally at the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/CARV2016 and follow the instructions on your proxy card. Even if you plan to attend the virtual meeting, we recommend that you vote in advance by proxy.

If you hold your shares in “street name” (i.e., in a brokerage account), you are not considered to be the “stockholder of record” of those shares. Instead, you are the “beneficial owner” of those shares and your broker is the “stockholder of record.” If you hold your shares in street name, your broker is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker may allow you to provide voting instructions by telephone. Please see the instruction form provided by your broker that accompanies this proxy statement. As the beneficial owner, you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting online unless you obtain a legal proxy from your broker authorizing you to do so.
Attending the Virtual Annual Meeting
This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Please go to www.virtualshareholdermeeting.com/CARV2016 for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m., Eastern time, on September 22, 2016. We encourage you to access the meeting prior to the start time.

Votes Required
Proposal One. Directors are elected by a plurality of votes cast in person or by proxy at the Annual Meeting. The three nominees receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected to the Board of Directors. As such, if you do not vote for a nominee, your vote will not count “FOR” or “AGAINST” the nominee. If you “WITHHOLD” authority for any nominee, your vote will not count “FOR” or “AGAINST” the nominee, unless you properly submit a new proxy card or vote at the Annual Meeting. You may not vote your shares cumulatively for the election of directors. Broker non-votes will have no effect on the election of directors.
Proposal Two. The ratification of the appointment of BDO USA, LLP as Carver’s independent auditors requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Therefore, if you “ABSTAIN” from voting on this proposal, it has the same effect as if you voted “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal Three. Both: (i) Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (due to Carver’s participation in the Troubled Asset Relief Program (“TARP”); and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires Carver to include a non-binding shareholder vote to approve the compensation of Carver’s named executive officers. Accordingly, we are asking you to approve the compensation of the named executive officers as described under “Executive Compensation” in this proxy statement. Approval of this proposal requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the proposal. Your vote is advisory and will not be binding upon the Board of Directors of Carver. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Revocability of Proxies
If you are a stockholder whose shares are registered in your name, you may revoke your grant of a proxy at any time before it is voted at the Annual Meeting by:

•	filing a written revocation of the proxy with Carver’s Corporate Secretary;

•
submitting another proper proxy with a more recent date than that of the proxy first given by (1) following the telephone voting instructions, (2) following the Internet voting instructions or (3) completing, signing, dating and returning a proxy card to Carver; or

•	attending the virtual meeting and voting electronically at the Annual Meeting.

If you are a stockholder whose shares are not registered in your name, you may revoke your proxy by contacting your bank, broker or other holder of record for revocation instructions.
We are soliciting proxies only for the Annual Meeting. If you grant us a proxy to vote your shares, the proxy will be exercised only at the Annual Meeting.
Solicitation of Proxies
Carver will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to Carver stockholders. In addition to solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication or by Morrow & Co., LLC (“Morrow”) which we have retained to assist in the solicitation of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and Morrow will receive a fee of $3,500 plus reasonable out-of-pocket expenses for its services. Carver will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 25, 2016, certain information as to shares of Voting Stock beneficially owned by persons owning in excess of 5% of any class of Carver’s outstanding Voting Stock. Carver knows of no person, except as listed below, who beneficially owned more than 5% of any class of the outstanding shares of Carver’s Voting Stock as of July 25, 2016. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (“SEC”) and with Carver pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of these tables, of any shares of stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after July 25, 2016. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
U.S. Department of the Treasury c/o The Bank of New York Mellon 2 Hanson Place Brooklyn, NY 11217	2,321,286 (2)	62.8%

(1)
On July 26, 2016, there were 3,696,087 outstanding shares of Common Stock. On October 27, 2011, Carver completed a 1-for-15 reverse stock split, which reduced the number of outstanding shares of common stock from 2,492,415 to 166,161.

(2)
On October 28, 2011, the U.S. Department of the Treasury (the “U.S. Treasury”) exchanged the Series B preferred stock it owned as part of the TARP Community Development Capital Initiative (the “TARP-CDCI”) for 2,321,286 shares of Common Stock and its Series C Preferred stock converted into 1,208,039 shares of Common Stock and 45,118 shares of Series D preferred stock. Series C stock was previously reported as Mezzanine equity, and upon conversion to Common Stock and Series D is now reportable as stockholders’ equity.

Security Ownership of Management
The following table sets forth information about the shares of Voting Stock beneficially owned by each nominee, each current director of Carver, each Named Executive Officer identified in the Summary Compensation Table included in this proxy statement, and all directors and executive officers of Carver or Carver Federal, as a group, as of July 25, 2016. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Voting Stock indicated and none of the shares are pledged as security.

Name	Title	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Common Stock Outstanding (2)

Deborah C. Wright	Chairman of the Board	1,656	*
Robert Holland, Jr.	Director	1,024	*
Pazel G. Jackson, Jr.	Director	88	*
Janet L. Rollé	Director	133	*
Robert R. Tarter	Director	133	*
Susan M. Tohbe	Director	133	*
Lewis P. Jones III	Director	1,000	*
Colvin W. Grannum	Director	1,000	*
Kenneth J. Knuckles	Director	1,000	*
Ingrid LaMae deJongh	Director	1,000	*
Michael T. Pugh	President and Chief Executive Officer and Director	—	*
Christina L. Maier	First Senior Vice President, Chief Financial Officer
David L. Toner	Former First Senior Vice President, Chief Financial Officer (3)	610	*
John Spencer	Senior Vice President, Chief Operations and Information Technology Officer	333	*
James Raborn	Former First Senior Vice President, General Counsel and Loan Workout Officer (4)	—	*
Blondel Pinnock	Senior Vice President, Chief Lending Officer	481
All directors and other executive officers as a group persons (15 persons)		8,591	*

* Less than 1% of outstanding Common Stock.

(1)
Amounts of equity securities shown include shares of common stock subject to options exercisable within 60 days as follows: Ms. Wright – 1,656; Mr. Tarter – 66; Ms. Rollé – 66; Ms. Tohbe – 66; all officers and directors as a group – 1,854.

Amounts of equity securities shown also include shares of common stock subject to options that are not exercisable within 60 days as follows: Mr Jones - 800; Mr. Grannum - 800; Mr. Knuckles - 800, Ms. de Jongh -800; all officers and directors as a group – 3,200.
Amounts of equity securities shown include unvested shares of restricted stock awarded to the executive officers and directors under the 2006 Stock Incentive Plan, which such executive officers and directors have neither voting nor dispositive power, as follows: Mr Jones - 800; Mr. Grannum - 800; Mr. Knuckles - 800, Ms. de Jongh -800; all officers and directors as a group – 3,200.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 3,696,087 shares of Common Stock outstanding as of July 26, 2016, plus the number of shares of Common Stock which such person or group has the right to acquire within 60 days after July 26, 2016 by the exercise of stock options.

(3) Mr. Toner resigned as First Senior Vice President and Chief Financial Officer effective February 18, 2016.
(4) Mr. Raborn resigned as First Senior Vice President, General Counsel and Loan Workout Officer effective July 15, 2016.

PROPOSAL ONE ELECTION OF DIRECTORS

General
The Certificate of Incorporation of Carver provides that Carver’s Board of Directors shall be divided into three classes, as nearly equal in number as possible. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.
Carver's Board of Directors has the discretion to fix the number of directors by resolution and has so fixed this number at eleven (11). The terms of three directors expire at the Annual Meeting. Pazel G. Jackson, Jr., Susan M. Tohbe, and Deborah C. Wright, whose terms are expiring, have been nominated and approved by Carver's Nominating/Corporate Governance Committee and ratified by the Board of Directors to be re-elected at the Annual Meeting to serve for a term of three years and until their respective successors are elected and qualified.
Each nominee has consented to being named in this proxy statement and to serve if elected. However, if any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve.
Information Regarding Nominees and Continuing Directors
The following table sets forth certain information with respect to the nominees for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”). There are no arrangements or understandings between Carver and any director or nominee pursuant to which such person was elected or nominated to be a director of Carver. For information with respect to the ownership of shares of the Common Stock by each director and nominee, see “Security Ownership of Certain Beneficial Owners and Management-Security Ownership of Management.”

Name	Age	End of Term	Position Held with Carver and Carver Federal	Director Since
Nominees for Term Expiring in 2016

Pazel G. Jackson, Jr.	84	2016	Director	1997
Susan M. Tohbe	68	2016	Director	2010
Deborah C. Wright	58	2016	Chairman of the Board	1999

Continuing Directors
Robert Holland Jr.	76	2017	Lead Director	1999
Janet L. Rollé	54	2017	Director	2010
Lewis P. Jones III	64	2017	Director	2013
Colvin W. Grannum	63	2017	Director	2013
Robert R. Tarter	68	2018	Director	2006
Kenneth J. Knuckles	68	2018	Director	2013
Ingrid LaMae deJongh	50	2018	Director	2014
Michael T. Pugh	44	2018	President, Chief Executive Officer and Director	2015
Directors’ Backgrounds
The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.
Nominees for Election as Director
The Nominating/Corporate Governance Committee of the Board of Directors nominated, and the Board of Directors approved, the following individuals for election as Director:
Pazel G. Jackson, Jr., has been a member of the Board of Directors of Carver and Carver Federal since 1997. Mr. Jackson retired as Senior Vice President of JPMorgan Chase in 2000. During his 37-year career in banking, Mr. Jackson held positions of increasing responsibility at JPMorgan Chase, Chemical Bank, Texas Commerce Bank and the Bowery Savings Bank. Most recently, from January 1995 to 2000, Mr. Jackson was responsible for mortgage market development throughout the United States for JPMorgan Chase. His prior positions included Senior Credit Officer of Chemical Mortgage Company, Business Manager of Chemical Mortgage Division, Chief Lending Officer of Bowery Savings Bank and Marketing Director of Bowery Savings Bank. Mr. Jackson was formerly Vice-Chairman of the Battery Park City Authority and formerly Chairman of The Mutual Real Estate Trust. Mr. Jackson is a licensed Professional Engineer with more than 16 years of senior management experience in design and construction. Mr. Jackson earned B.C.E. and M.C.E. degrees from the City College of New York, an M.B.A. from Columbia University and a Doctorate in Business Policy Studies from Pace University in New York. Mr. Jackson’s extensive senior level banking experience, including his extensive lending and real estate experience, coupled with his advanced formal education, has given him front-line exposure to many of the issues facing Carver, as well as valuable insight needed as Chairman of the Asset Liability and Interest Rate Risk Committee.
Susan M. Tohbe is an owner and manager of Peterson County LLC, a real estate investment, development and management company with properties principally located in Connecticut. At Peterson County, Ms. Tohbe directs the financial operations and manages the portfolio of low-income tenant apartment buildings. Prior to joining Peterson County in 2001, Ms. Tohbe was Chief Financial Officer of the Mashantucket Pequot Tribal Nation, the owners of the Foxwoods Resort Casino, several other hotel properties, commercial real estate, a nationwide pharmaceutical distribution network, and other operations which were as diverse as shipbuilding and ferry operations, and the construction and operation of the $200 million Pequot Museum and Research Center. In addition, she oversaw the $350 million annual government budget, covering the costs of managing the reservation and the health and welfare of the Tribe. Prior to that, Ms. Tohbe held Chief Financial Officer positions at J.M. Huber Corporation in Edison, New Jersey, and The Oakland Tribune in Oakland, California. She also served as a Senior Vice President of Bank of America’s World Banking Group, where she was responsible for all aspects of the group’s financial operations. Ms. Tohbe has served on the boards of the California Public Employees Retirement System (“CalPERS”), Pacific Gas & Electric Nuclear Decommissioning Trust, Mills College, San Francisco Ballet, and Catalyst. Ms. Tohbe holds an M.B.A and B.A. from the University of California, Berkeley. Ms. Tohbe’s extensive experience in operating her own company focused on providing housing and real estate development, in addition to her experience as the chief financial officer at several organizations, bring valuable business and leadership skills and financial acumen to the Board in furtherance of its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to Carver.
Deborah C. Wright is Chairman of the Boards of Carver and Carver Federal. Ms. Wright previously held the title of Chief Executive Officer from June 1, 1999 to December 31, 2014 and the Board of Directors elected her to the post of Chairman in February 2005. Ms. Wright was formerly Senior Fellow for Economic Opportunity and Assets at the Ford Foundation from January 2015 to June 2016. Prior to joining Carver in June 1999, Ms. Wright was President and Chief Executive Officer of UMEZ, a position she had held since May 1996. She previously served as Commissioner of the Department of Housing Preservation and Development under Mayor Rudolph W. Giuliani from January 1994 through March 1996. Prior to that appointment, Mayor David N. Dinkins appointed Ms. Wright to the New York City Housing Authority Board, which manages New York City’s 189,000 public housing units. Ms. Wright serves on the boards of Time Warner Inc., where she chairs the Audit and Finance Committee, The Partnership for New York City, and Sesame Workshop. She is a member of the Board of Managers of the Memorial Sloan-Kettering Cancer Center. Ms. Wright previously served on the Board of Directors of Kraft Foods Inc., where she chaired the Compensation Committee and the Public Affairs Committee. Ms. Wright earned A.B., J.D. and M.B.A. degrees from Harvard University. Ms. Wright brings strong and broad financial services and management experience to the Board, as well as a deep understanding of Carver’s business, operations, urban consumer and international marketplace, and the economic and regulatory environment in which Carver operates.

The Board of Directors Recommends a Vote
“FOR” Each Nominee for Election as Director.
Please Mark Your Vote on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

Continuing Directors
Robert Holland, Jr. is a Corporate Director, Managing Partner, Chief Mentor and Advisory Board member of Essex Lake Group, LLC an international profit enhancement firm that specializes in the application of granular-level modeling and analytics techniques. Mr. Holland is also in the preliminary stages of developing a fund to invest in mid cap businesses in West Africa. Just prior to these initiatives he was a

General Partner with Cordova, Smart & Williams, LLC, a New York based private equity firm. From 1997 to 2001, he was Chairman and Chief Executive Officer of Workplace Integrators; a company he built into one of the largest Steelcase Office Furniture dealerships in the United States. Mr. Holland was formerly President and Chief Executive Officer of Ben & Jerry’s, Chairman and Chief Executive Officer of Rokher-J, Inc., a New York-based holding company that participates in business development projects and provides strategy development assistance to senior management of major corporations, and a partner with the consulting firm McKinsey & Company. Mr. Holland is a member of the Boards of Directors of Lexmark International, Inc., and the Harlem Junior Tennis Program. He previously served on the Board of Directors of YUM Brands, Inc. and Research Corporation for the Science Advancement and the Harlem Junior Tennis Program. Mr. Holland was formerly Vice Chairman of the Board of Trustees of Spellman College and was formerly a member of the Executive Board of the Harvard Journal of African-American Public Policy. Mr. Holland brings a breadth and depth of international and domestic operations, strategic planning, corporate governance and marketing, experience to the Board. His background as the chief executive officer and director of several corporations gives him a unique perspective and understanding of the responsibilities and duties of managing an institution like Carver.
Janet L. Rollé recently served as Executive Vice President and Chief Marketing Officer of CNN Worldwide. Prior to joining CNN Worldwide in April 2011, Ms. Rollé was Executive Vice President and Chief Marketing Officer of BET Networks from April 2007 to March 2011. In that role, Ms. Rollé directed brand, marketing and creative strategy for all businesses of BET Networks. From 2005 to 2007, Ms. Rollé served as Vice President and General Manager of AOL’s affinity websites, AOL Black Voices and the 10 websites in AOL Women's & Lifestyle category. Ms. Rollé was previously Vice President, Programming Enterprises and Business Development at MTV Networks, responsible for growing revenue at VH1 and Country Music Television. Ms. Rollé began her career at Home Box Office (“HBO”), holding positions including Special Assistant to the Chairman, and Director of Marketing and New Media, for the video division of HBO. Ms. Rollé holds an M.B.A. from Columbia University and a B.F.A. from the State University of New York, Purchase. She currently serves on the Board of Directors of the American Foundation for the University of the West Indies. She previously served on the Nominating Committee for the Board of Directors of the United States Tennis Association. Ms. Rollé’s experience in marketing to diverse constituencies improved Carver’s ability to address the needs of the changing communities it serves.
Lewis P. Jones III is Managing Principal Co-Founder at 5 Stone Green Capital, an asset management firm that focuses on energy efficient and sustainably designed green real estate developments, since 2010. Mr. Jones was an executive from 1988 to 2009 at JPMorgan Chase (and predecessor banks), including serving as the Co-Portfolio Manager of the JPMorgan Urban Renaissance Property Fund and a senior member of the Acquisitions Team at JP Morgan Asset Management. Mr. Jones also previously served as President of the Chase Community Development Corporation. Mr. Jones earned his undergraduate degree from Harvard University and a law degree and MBA from Columbia University. Mr. Jones’s expertise in community development and green real estate lending and investment offers Carver a unique perspective on burgeoning opportunities in its market area.
Colvin W. Grannum is President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation, since 2001. Previously, Mr. Grannum served as Chief Executive Officer at Bridge Street Development Corporation. Prior to his career in community development, Mr. Grannum practiced law for more than 17 years. Mr. Grannum earned an undergraduate degree from University of Pennsylvania and a law degree from Georgetown University Law Center. Mr. Grannum’s legal background and expertise in community development in New York City offers Carver a greater depth of understanding on the Bank’s market area and the needs of the changing communities that it serves.

Robert R. Tarter retired in 2009 as an Executive Vice President of the State Street Corporation, which he joined in 1994. Mr. Tarter held several executive level positions during his tenure with State Street, most recently as head of the Global Relationship Management Group and prior to that as head of Institutional Investor Services with responsibility for State Street’s North American investment servicing business for institutional clients. Before joining State Street Corporation, Mr. Tarter spent more than 20 years at Bankers Trust in corporate banking. Mr. Tarter earned his undergraduate degree from the Wharton School at the University of Pennsylvania. Mr. Tarter is a member of the boards of the Immokalee Foundation and the Naples Shelter for Abused Women and Children, and a member of the Executive Leadership Council. Mr. Tarter’s long financial services career brings to the Board an in depth understanding of banking and the issues facing the industry, experience in addressing these issues and the skills to assist management oversee Carver’s lending, finance, and real estate businesses.
Kenneth J. Knuckles is President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation (“UMEZ”), since 2003. Mr. Knuckles is also Vice Chair of the New York City Planning Commission. Prior to joining UMEZ, Mr. Knuckles was Vice President of Support Services and Chief Procurement Officer at Columbia University. Mr. Knuckles earned his undergraduate degree from the University of Michigan and his law degree from Howard University School of Law. Mr. Knuckles’s experience in New York City community development issues contributes to Carver’s mission to the communities it serves.
Ingrid LaMae deJongh is Chief Scaling Officer at Success Academy Charter Schools in New York City. She was formerly a partner at Accenture from 1987 to 2012, where she provided consulting, technology and outsourcing solutions and had a leadership role in the firm’s North America Capital Markets practice.  Alongside her client service work, Ms. deJongh helped addressed Accenture’s human capital strategy, bringing focus to the recruitment, retention, development and advancement of talent; inclusion and diversity; and corporate citizenship.  She also contributed to strategy-setting and day-to-day operations of Accenture through participation on the CEO Advisory Council, North America Leadership Team, Accenture US Foundation, and Accenture US Investments/Benefits Co. Ms. deJongh earned her undergraduate degree from Princeton University. Ms. deJongh’s prior experience as a consultant developing new business strategies and models for financial institutions brings the Board a greater depth of understanding on banking industry trends and strategies.
Michael T. Pugh, is President, Chief Executive Officer and a member of the Board of Directors of Carver, since January 2015.  From January 2013 through December 2014, Mr. Pugh served as Carver’s President and Chief Operating Officer.  In 2012, he was Carver’s Chief Revenue Consultant, focusing on redesigning its business strategy, management structure and related processes.  Mr. Pugh is a retail banking veteran of more than 22 years, and has led teams of up to 600 associates in consumer and business banking, residential lending, and call center operations.  He has been a critical leader in bank technology integrations, launching new lines of business, and executing new growth market strategies.  Prior to joining Carver in August 2012, Mr. Pugh worked at Capital One, N.A., as Senior Vice President, Regional Executive and Market President of the Eastern Maryland, Delaware and Washington, D.C. markets.  Prior to his tenure at Capital One, he was a Senior Vice President, Retail Banking Executive for Citizens Financial Group, Citizens Bank.  He led retail banking teams in the Michigan and Indiana markets with up to 67 banking centers.  Mr. Pugh is a board member for several nonprofit organizations, including the Community Development Bankers Association and the Society for Financial Education and Professional Development, where he serves as Chairman.  He earned a B.S. in Health Administration from Eastern Michigan University, and completed advanced management training at Babson College.

Executive Officers of Carver and Carver Federal
Biographical information for Carver’s executive officers who are not directors is set forth below. Such executive officers are officers of Carver and Carver Federal.
Executive Officers
Christina L. Maier, 62, is First Senior Vice President and Chief Financial Officer, since March 2016. Prior to joining Carver, Ms. Maier served as Executive Vice President and Chief Financial Officer of Patriot National Bancorp, Inc. from 2013 through March 2016. Prior to her time with Patriot National Bancorp, Inc., Ms. Maier spent over a decade in leadership positions at other financial institutions, including Provident New York Bancorp and Hudson United Bancorp. Ms. Maier earned an M.B.A. in Finance from St. Thomas Aquinas College and a B.S. in Accounting from Fairleigh Dickinson University.
Blondel A. Pinnock, 48, is Senior Vice President and Chief Lending Officer. Ms. Pinnock previously held the position of Senior Vice President of Carver Federal and President of Carver Community Development Corporation.  She joined Carver in April 2008. Prior to joining Carver, Ms. Pinnock was Senior Vice President of Bank of America where she was a community development lender and business development officer. Ms. Pinnock has over ten years of experience in financing the development of residential and commercial real estate projects located within low and moderate income neighborhoods throughout New York City and outlying areas. Prior to her tenure at Bank of America, Ms. Pinnock worked as counsel and deputy director for the New York City’s Housing, Preservation and Development Department’s Tax Incentives Unit, where she assisted in the implementation of the City's real estate tax programs for low, moderate and market rate projects.  She earned a B. A. from Columbia College and a J. D. from Hofstra University School of Law.
John F. Spencer, 51, is Senior Vice President and Chief Information Technology and Operations Officer of Carver. Mr. Spencer was promoted in 2013 from his prior position as Senior Vice President and Chief Retail Officer of Carver Federal. Mr. Spencer joined Carver in February 2009 after 22 years at JP Morgan Chase where he held several management positions in Retail Sales/Customer Service, Audit, and Operations Management. Additionally, he served as a Branch Administration Executive for the bank’s Retail Division, supporting a network with 700 branches, and over $50 billion in deposits. Mr. Spencer has a proven record of accomplishment of operational excellence. He has significant experience in Retail Bank merger integration, and has participated in Six Sigma Methodology projects. He earned a B.A. in Banking and Finance from Pace University.

Transactions with Certain Related Persons
Applicable law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Carver Federal offers loans to its directors, officers and employees, which loans are made in the ordinary course of business and are not made with more favorable terms nor do they involve more than the normal risk of collectability or present unfavorable features. Furthermore, loans above the greater of $25,000, or 5% of Carver Federal’s capital and surplus (up to $500,000), to Carver Federal’s directors and executive officers must be approved in advance by a majority of the disinterested members of Carver Federal’s Board of Directors. As of the date of this proxy statement the aggregate amount of loans outstanding to related parties was $3.6 million.

Stock Ownership
Carver encourages its officers and directors to own stock in Carver, and a portion of the compensation of its officers and directors is stock-based, as described below under “Compensation Discussion and Analysis-Total Compensation Program Components.” Carver’s Corporate Governance Principles encourage directors to hold a meaningful number of shares in Carver, and, so long as they remain on the Board of Directors, Board members are expected to retain a majority of the shares of Company common stock purchased in the open market or received pursuant to their service as Board members. Information regarding stock ownership of Carver’s directors and executive officers is set forth under “Compensation Discussion and Analysis-Executive Officer Compensation” and “Compensation Discussion Analysis-Director Compensation.”
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Carver’s directors and executive officers, and persons who own more than ten percent of a registered class of Carver’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Carver with copies of all Section 16(a) forms they file.
Based solely on a review of copies of such reports of ownership furnished to Carver, or written representations that no forms were necessary, Carver believes that, during the last fiscal year, all filing requirements applicable to its directors, officers and greater than ten percent stockholders of Carver were complied with.

PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
General
The Finance and Audit Committee of the Board of Directors of Carver has appointed the firm of BDO USA, LLP as independent auditors for Carver for the fiscal year ending March 31, 2017 and the Board of Directors has determined that it would be desirable to request that stockholders ratify such appointment. Representatives of BDO USA, LLP are expected to be present at the 2016 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of BDO USA, LLP is not required by Carver’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO USA, LLP, the Finance and Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Finance and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Carver and its stockholders.
The Finance and Audit Committee of the Board of Directors of Carver previously retained the firm KPMG, LLP as its auditor for the fiscal years ended March 31, 2016 and 2015. On July 5, 2016, Carver notified KPMG, LLP that it would not be retained as its independent registered public accounting firm for the fiscal year ending March 31, 2017. BDO USA, LLP succeeded KPMG, LLP as Carver’s independent registered public accounting firm effective upon KPMG, LLP’s issuance of its reports on (i) Carver’s 2016 fiscal year end financial statements, which include the consolidated financial statements as of and for the fiscal year ending March 31, 2016, and (ii) the effectiveness of internal control over financial reporting as of March 31, 2016, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2016.
KPMG, LLP’s audit reports on Carver’s consolidated financial statements as of and for the years ended March 31, 2016 and March 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended March 31, 2015 and the subsequent interim period through July 5, 2016, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in the Company’s Form 10-K for the fiscal years ended March 31, 2014 and March 31, 2015, the Company did not maintain effective disclosure controls and procedures as of March 31, 2014 and March 31, 2015 because of material weaknesses in internal control over financial reporting.

Specifically, the Company disclosed in its Form 10-K for the fiscal year ended March 31, 2015 that the Company had material weaknesses in internal control over financial reporting related to the risk assessment process and controls in the credit risk management function, and controls over the accounting and disclosure for the allowance for loan losses and related accounts. Furthermore, the Company disclosed in its Form 10-K for the fiscal year ended March 31, 2014 that the Company had material weakness in its internal control over financial reporting related to the ongoing monitoring and evaluation of the design and conduct of internal controls associated with infrequent process activities, including changes related to the Company’s pension plan activities.

For the fiscal year ended March 31, 2016, there is additional disclosure concerning material weaknesses in internal control over financial reporting. Please see Item 9A of the Company's Annual Report on Form 10-K. Additionally, on July 12, 2016, the Finance and Audit Committee of the Board of Directors of the Company, after consultation with KPMG, determined that the Company will restate its consolidated financial statements for the fiscal year ended March 31, 2015 and each of the quarters of 2015 and 2016. Accordingly, investors should no longer rely upon the Company’s previously released consolidated financial statements for the time periods cited above. In addition, investors should no longer rely upon earnings releases for these periods, the report of KPMG for the fiscal year ended March 31, 2015, and other communications relating to these consolidated financial statements.

The Company has concluded that a material error was made related to the accrual of data processing and other expenses related to invoices paid to the Bank’s core system service provider. In fiscal 2016, the Company recognized expenses on invoices paid to its core system service provider. During the preparation and audit of the fiscal 2016 consolidated financial statements, management determined that certain expenses should have been recognized in fiscal 2015. As a result, the Restatement includes a reduction in net income and result in a net loss for fiscal 2015.

Management identified an accounting error related to the sale of a loan that impacted the issued financial statements for years prior to 2016.  The 2015 financial statements were restated within the Company’s fiscal year 2016 Form 10-K to allow for the correction of this error in 2016. The adjustment to correct the error related to the financial statements is reflected as an increase of $598 thousand in the Accumulated Deficit balance at April 1, 2014 (FY 2015), as shown in the Statements of Changes in Equity, and a decrease in March 31, 2015 Other Assets and Accumulated Deficit balances, as shown in the Statement of Financial Condition, within Carver’s fiscal year 2016 Form 10-K.

Management also identified an accounting error related to the reporting of earnings per share (EPS).   Under the two class method of computing EPS, the Company has two classes of stock to which undistributed earnings are allocated.  Previously, the impact of the undistributed earnings allocated to the shares of the Company’s Series D convertible preferred stock had not been considered in this computation.  Basic and Diluted EPS amounts are updated for all periods in a net income position to include 45,118 shares of Series D Preferred Stock which, under certain circumstances, could convert to 5,518,006 shares of common stock. There was no impact for fiscal year 2015 due to the fact that the Company recorded a net loss.  Refer to Note 18 of the Company's Annual Report on Form 10-K for the quarterly impact for those periods where EPS was restated.

In addition to the errors described above, adjustments have been made related to other individually immaterial errors including certain corrections that had been previously identified but not recorded because they were not material to our consolidated financial statements. These corrections included adjustments to accrued liabilities, provision for loan losses and certain reclassification entries.

During the fiscal years ended March 31, 2016 and March 31, 2015, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was either the subject to a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Auditor Fee Information
Carver previously retained KPMG, LLP as its auditor for the fiscal years ended March 31, 2016 and 2015. KPMG’s fees billed for the fiscal years ended March 31, 2016 and 2015 were as follows:

	2016	2015
Audit fees	$660,000	$500,000
Audit-Related Fees	8,000	8,000
Tax Fees	—	—
Total	$668,000	$508,000

Pre-Approval Policy for Services by Independent Auditors
During fiscal year 2016, the Finance and Audit Committee of Carver’s Board of Directors pre-approved the engagement of KPMG LLP to provide non-audit services and considered whether, and determined that, the provision of such other services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.
In June 2004, the Finance and Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by KPMG LLP consistent with applicable SEC rules. Under the policy, prior to the engagement of the independent auditors for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Finance and Audit Committee for approval. Prior to engagement, the Finance and Audit Committee pre-approves these services by category of service. The fees are budgeted and the Finance and Audit Committee will receive periodic reports from management on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approval. In those instances, the Finance and Audit Committee requires specific pre-approval before engaging the independent auditor.
The Finance and Audit Committee has delegated pre-approval authority, subject to certain limits, to the chairman of the committee. The chairman is required to report, for informational purposes, any pre-approval decisions to the Finance and Audit Committee at its next regularly scheduled meeting.
Report of the Finance and Audit Committee of the Board of Directors
This report is furnished by the Carver Finance and Audit Committee of the Board of Directors as required by the rules of the SEC under the Exchange Act. The report of the Finance and Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent that Carver specifically incorporates this information by reference, and shall not otherwise be deemed to be filed under the Securities Act or the Exchange Act.
The Board of Directors has adopted a written charter that sets forth the Finance and Audit Committee’s duties and responsibilities and reflects applicable rules of the NASDAQ Stock Market and SEC regulations.
All members of the Finance and Audit Committee have been determined to be independent as defined in the listing requirements of the NASDAQ Stock Market. The Board of Directors has determined that Robert R. Tarter, Pazel G. Jackson, Jr. and Susan M. Tohbe each qualify as an “audit committee financial expert.” The Finance and Audit Committee received the required written disclosures and letter from KPMG LLP, Carver’s independent accountants for fiscal year ended March 31, 2016, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence. The Finance and Audit Committee reviewed and discussed with Carver’s management and KPMG LLP the audited financial statements of Carver contained in Carver’s fiscal year 2016 annual report on Form 10-K. The Finance and Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to the Codified Statements on Auditing Standards No. 61, as amended or supplemented.
Throughout the year, the Finance and Audit Committee had full access to management and the independent and internal auditors for Carver. The Finance and Audit Committee consulted with advisors regarding the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market’s corporate governance listing standards and the corporate governance environment in general and considered any additional requirements of the Finance and Audit Committee as well as additional procedures or matters the Finance and Audit Committee should consider. Following the end of fiscal year 2016, the Finance and Audit Committee approved the retention of BDO USA, LLP as Carver’s independent accounting firm and received the Board’s ratification of this decision. The Finance and Audit Committee acts only in an oversight capacity and necessarily relies on the assurances and work of Carver’s management and independent auditors who expressed an opinion on Carver’s annual financial statements.  Carver's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.
Based on its review and discussions described in the immediately preceding paragraphs, the Finance and Audit Committee recommended to the Board of Directors that the audited financial statements included in Carver’s fiscal year 2016 Annual Report on Form 10-K be included in that report.

Finance and Audit Committee of Carver
Robert R. Tarter (Chairman)
Pazel G. Jackson, Jr.
Susan M. Tohbe
Lewis P. Jones, III
Colvin W. Grannum

The Board of Directors Recommends a Vote “FOR”
the Ratification of the Appointment of
BDO USA LLP as Independent Auditors For Carver.

Please Mark Your Votes on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

PROPOSAL THREE ADVISORY (NON-BINDING) APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”), every participant in TARP, such as Carver, must permit a non-binding shareholder vote to approve the compensation of the participant’s executives. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Carver’s named executive officers by voting to approve or not to approve such compensation as described in this proxy statement. Accordingly, we are asking you to approve the compensation of Carver’s named executive officers as described under “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Under the ARRA, your vote is advisory and will not be binding upon Carver. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends a Vote “FOR”
the Advisory (non-binding) approval of Compensation of Named Executive Officers.
Please Mark Your Votes on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

CORPORATE GOVERNANCE

General
The Board of Directors of Carver is committed to strong and effective corporate governance measures. The Board has developed, and continues to review, policies and practices covering the operation of the Board and its committees, including their composition and responsibilities, the conduct of Board meetings and the structure and role of the Board’s committees and related matters, including those discussed below and throughout this proxy statement. Among these measures are the following:
Independence. Under Carver’s Bylaws, at least three members of the Board must be independent under the criteria set forth in the Bylaws and, as a company listed on the NASDAQ Global Market, a majority of Carver’s Board must be independent under the criteria set forth in its listing requirements. In addition, pursuant to listing requirements of the NASDAQ Stock Market and the respective committee charters, all members of the Finance and Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee must be independent.
Board Leadership Structure. The Board of Directors has separated the position of Chairman of the Board from the position of Chief Executive Officer, effective January 1, 2015. The Board of Directors believes this provides an efficient and effective leadership model for Carver.

Lead Independent Director. The Board of Directors has created the position of lead independent director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board of Directors. The lead independent director also prepares the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board of Directors regarding the actions and recommendations of the independent directors. The independent members of the Board of Directors have designated Robert Holland, Jr. to serve in this position for fiscal year 2017.
Board’s Role in Risk Oversight. The Board’s role in Carver’s risk oversight process includes developing an understanding of banking and risk management (including capital requirements, asset quality control, management requirements, sources of earnings, liquidity, interest rate risk exposure and internal controls to mitigate that exposure), receiving regular reports from members of senior management on areas of material risk to Carver, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the Board’s risk oversight role, particularly with respect to risk interrelationships.
Director Terms. Directors generally serve for three-year terms and until their successors are elected and qualified. See “Proposal One-Election of Directors-General.”
Executive Sessions. The Board of Directors holds executive sessions for non-employee directors at which management is not present. These sessions are presided over by Robert Holland, Jr., the presiding independent director. In addition, the Finance and Audit Committee regularly holds sessions at which management is not present, including sessions with Carver’s independent auditors and internal auditors at which management is not present. Each director also has access to any member of management and Carver’s independent auditors.
Outside Advisors. The Board and its committees may retain outside advisors and consultants as they, in their discretion, deem appropriate.
Board Self-Evaluation. The Nominating/Corporate Governance Committee, among other things, reviews Carver’s and the Board’s governance profile. In addition, the Board and its committees regularly review their role and responsibilities, composition and governance practices.
Corporate Governance Principles
The Board of Directors adopted Corporate Governance Principles during the fiscal year ended March 31, 2004. From time to time, the Board anticipates that it will revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of Carver’s stockholders and other constituents. The Corporate Governance Principles are published on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage.
Director Independence Determination
The Board of Directors has determined that each of its continuing non-management directors, other than Deborah C. Wright, is independent according to the Board’s independence standards as set out in its Bylaws, Corporate Governance Principles, applicable rules of the SEC and the rules of the NASDAQ Stock

Market. They are Robert Holland, Jr., Janet L. Rollé, Lewis P. Jones III, Colvin W. Grannum, Robert R. Tarter, Kenneth Knuckles, Ingrid LaMae deJongh, Pazel G. Jackson, Jr., and Susan M. Tohbe. The Board of Directors determined that Deborah C. Wright was not independent because she served as an executive officer of Carver until December 31, 2014.
Communications with Board of Directors
The Board of Directors welcomes communications from Carver stockholders. Interested parties may contact the Board of Directors at the following address:
Board of Directors
c/o Corporate Secretary
Carver Bancorp, Inc.
75 West 125th Street
New York, NY 10027
Communications may also be sent to individual directors at the above address.
Carver’s Corporate Secretary has the responsibility to collect mail for directors, forward correspondence directed to an individual director to that director in a timely manner, and to screen correspondence directed to multiple directors or to the full Board in order to forward it to the most appropriate committee chairperson or the full Board given the nature of the correspondence. Communications to the Board or any individual director that relate to Carver’s accounting, internal accounting controls or auditing matters will also be referred to the chairman of the Finance and Audit Committee. Other communications will be referred to the appropriate committee chairperson.
Financial Expert, Audit Committee Independence and Financial Sophistication
The Board of Directors has determined that Robert R. Tarter, Pazel G. Jackson, Jr. and Susan Tohbe each qualify as an “audit committee financial expert” and is financially sophisticated, and that each member of the Finance and Audit Committee is independent within the meaning of applicable SEC rules and meets the definition of independence in the NASDAQ Stock Market rules.
Director Selection Process
Carver’s Nominating/Corporate Governance Committee is charged with the responsibilities described under “Board and Committee Meetings-Nominating/Corporate Governance Committee.”
Among the Nominating/Corporate Governance Committee’s responsibilities is to identify and recommend to the Board candidates for election as directors. The committee considers candidates suggested by its members, other directors and stockholders as necessary in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee is also authorized, at the expense of Carver, to retain search firms to identify candidates, as well as external legal, accounting or other advisors. The committee will provide guidance to search firms it retains about the particular qualifications the Board is then seeking. The firm Diversified Search was retained by the committee in fiscal year 2016.
All director candidates, including stockholder nominees, are evaluated on the same basis. In determining the needs of the Board and Carver, the Nominating/Corporate Governance Committee considers the qualifications of sitting directors and consults with other members of the Board, the Chief Executive Officer and, where appropriate, external advisors. Generally, the committee believes that all directors should exemplify the highest standards of personal and professional integrity should have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Directors will assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.
Director candidates, other than sitting directors, are interviewed by members of the committee and by other directors and the Chief Executive Officer, and the results of those interviews are considered by the committee in its deliberations. The Nominating/Corporate Governance Committee also evaluates sitting directors whose terms are nearing expiration, but who may be nominated for re-election, in light of the above considerations and their past contributions to the Board.
The Nominating/Corporate Governance Committee will evaluate director nominations by stockholders that are submitted in accordance with the procedural and informational requirements set forth in Carver’s Bylaws and described in this proxy statement under “Additional Information-Notice of Business to be Conducted at Annual Meeting.”
Among the factors that the Nominating/Corporate Governance Committee considers when evaluating the composition of the Board, diversity is critical. For Carver, diversity includes race, ethnicity and gender as well as the diversity of the directors’ experience. Included in the qualifications for directors listed in Carver’s Corporate Governance Guidelines is whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse population of the communities in which Carver operates. Carver’s Board is committed to ensuring that it comprises individuals whose backgrounds reflect the diversity represented by our employees, customers and shareholders.
Code of Ethics
Carver has adopted a Code of Ethics, which applies to Carver’s directors and employees and sets forth important Company policies and procedures in conducting Carver’s business in a legal, ethical and responsible manner. The Code of Ethics, including future amendments, is available free of charge on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Corporate Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (212) 360-8800. Carver intends to post on its website any waiver under the codes granted to any of its directors or executive officers.
Website Access to Governance Documents
Carver’s Corporate Governance Principles and the charters for the Finance and Audit, Compensation and Nominating/Corporate Governance Committees are available free of charge on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Corporate Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (212) 360-8800.
Board and Committee Meetings
The Board of Directors of Carver holds regularly scheduled meetings during the fiscal year to review significant developments affecting Carver and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

During fiscal year 2016, the Board met 16 times. No director attended fewer than 75%, in the aggregate, of the total number of Carver Board meetings held while he or she was a member of the Board during fiscal year 2016 and the total number of meetings held by committees on which he or she served during such fiscal year.
Carver’s Corporate Governance Principles encourage directors to attend Carver’s Annual Meeting of stockholders and all Board meetings and meetings of committees of the Board on which they serve. Carver’s Bylaws require that Carver have executive, finance and audit, nominating/corporate governance, compensation and asset liability and interest rate risk committees. The Board has adopted a charter for each of the Nominating/Corporate Governance Committee, the Compensation Committee and the Finance and Audit Committee, each of which may be amended from time to time. The nature and composition of each of the standing committees of Carver are described below.
Executive Committee. Pursuant to Carver’s Bylaws, the Executive Committee is authorized to act as appropriate between meetings of the Board. The members of this committee are Directors Robert Holland, Jr. (Chairman), Pazel G. Jackson, Jr., Robert R. Tarter and Deborah C. Wright. The Executive Committee did not meet during fiscal year 2016.
Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee currently consists of Directors Robert Holland, Jr., (Chairman), Ingrid LaMae deJongh, Colvin W. Grannum and Janet L. Rollé. All members of the committee have been determined to be independent directors. The Nominating/Corporate Governance Committee’s functions include advising the Board on matters of corporate governance and considering qualifications of prospective Board member candidates, including conducting research to identify and recommend nomination of suitable candidates who are willing to serve as members of the Board, reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board and committee responsibilities, considering nominees recommended by stockholders who comply with procedures set forth in Carver’s Bylaws and determining whether any prospective member of the Board has any conflicts of interest which may impair the individual’s suitability for such service. The committee has the responsibility to monitor current members of the Board pursuant to the same guidelines used to select candidates. The Nominating/Corporate Governance Committee is also responsible for identifying best practices and developing and recommending to the Board a set of corporate governance principles applicable to Carver and for periodically reviewing such principles.
The Nominating/Corporate Governance Committee met 2 times during fiscal year 2016 and recommended the director nominees to the Board of Directors, which accepted these recommendations. Only those nominations made by the Nominating/Corporate Governance Committee and approved by the Board will be voted upon at the Annual Meeting. For a description of the proper procedure for stockholder nominations, see “Additional Information-Notice of Business to be Conducted at Annual Meeting” in this proxy statement.
Compensation Committee. The Compensation Committee currently consists of Directors Kenneth J. Knuckles (Chairman), Janet L. Rollé, Ingrid LaMae deJongh, and Robert Holland, Jr. All members have been determined to be independent directors. The Compensation Committee evaluates the performance of Carver’s President and Chief Executive Officer and approves his compensation in consultation with the non-management members of the Board of Directors and, based on recommendations from management, reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. The Compensation Committee administers Carver’s management recognition, incentive compensation stock option, and stock incentive plans and, in consultation with senior management, reviews and approves compensation policies. The Compensation Committee met 4 times during fiscal year 2016.
Finance and Audit Committee. The Finance and Audit Committee consists of Directors Robert R. Tarter (Chairman), Pazel G. Jackson, Jr., Lewis P. Jones III, Colvin W. Grannum and Susan M. Tohbe. All members have been determined to be independent directors. The Finance and Audit Committee’s primary duties and responsibilities are to:

•	monitor the integrity of Carver’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	manage the independence and performance of Carver’s independent public auditors and internal auditing function;

•	monitor the process for adhering to laws, regulations and Carver’s Code of Ethics; and

•	provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.
Other specific duties and responsibilities include reviewing Carver’s disclosure controls and procedures, internal controls, Carver’s periodic filings with the SEC and earnings releases; producing the required audit committee annual report for inclusion in Carver’s proxy statement; and overseeing complaints concerning financial matters. The Finance and Audit Committee met 10 times during fiscal year 2016, including meetings to review Carver’s annual and quarterly financial results prior to their public issuance.
Asset/Liability and Interest Rate Risk Committee. The Asset/Liability and Interest Rate Risk Committee consists of Directors Pazel G. Jackson, Jr. (Chairman), Susan M. Tohbe, Lewis P. Jones III, Kenneth Knuckles, and Robert R. Tarter. The Asset/Liability and Interest Rate Risk Committee monitors activities related to asset/liability management and interest rate risk, including the approval or ratification of mortgage loans and the establishment of guidelines related to risk, purchase or sale of loans and investments, and management of interest rate, credit and liquidity risk against objectives and risk limitations set forth in Carver Federal’s policies. The Asset/Liability and Interest Rate Risk Committee met 12 times during fiscal year 2016.
Compliance Committee. The Compliance Committee was established on June 21, 2016 and consists of Directors Robert R. Tarter (Chairman), Susan M. Tohbe and Michael T. Pugh. The Compliance Committee monitors the Bank’s compliance with the terms of the Formal Agreement by and between the Bank and the OCC and supervises the Bank’s overall regulatory compliance function. The Compliance Committee was established after the end of fiscal year 2016.
Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The following report has been furnished by members of the Compensation Committee:
Kenneth J. Knuckles (Chairman)
Janet L. Rollé
Ingrid LaMae deJongh
Robert Holland, Jr.

2016 COMPENSATION DISCUSSION AND ANALYSIS

This section discusses Carver’s executive compensation philosophy, guidelines and programs. It also provides the material factors affecting the Compensation Committee’s decision making as it relates to Carver’s Named Executive Officers. The discussion and analysis is presented to provide shareholders a clear and comprehensive picture of Carver’s executive compensation program, and its individual components. For a full understanding of the information presented, please consider the following discussion together with the tables and its related narrative and footnotes below.

The following table lists Carver’s Named Executive Officers during the fiscal year ended March 31, 2016.

Name	Position with Carver During Fiscal 2016
Michael T. Pugh	President and Chief Executive Officer
Christina L. Maier	First Senior Vice President and Chief Financial Officer (1)
David Toner	Former First Senior Vice President and Chief Financial Officer (2)
James Raborn	First Senior Vice President, General Counsel and Loan Workout Manager (3)
John Spencer	Senior Vice President, Chief Operations and Information Technology Officer
Blondel Pinnock	Senior Vice President, Chief Lending Officer

(1)	Ms. Maier was appointed as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal on March 7, 2016.

(2)	Mr. Toner resigned as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal effective February 18, 2016.

(3)	Mr. Raborn resigned as First Senior Vice President, General Counsel and Loan Workout Manager of Carver and Carver Federal effective July 15, 2016.

Executive Summary

The Board of Directors of Carver and the Compensation Committee are committed to a strong pay-for-performance philosophy. The executive team continues to take actions to improve profitability and ensure that Carver acts in a manner that preserves and enhances shareholder value. Despite a number of positive outcomes, Carver reported a net loss of $170,000 for the fiscal year ended March 31, 2016. None of the Executive Officers received a base salary increase nor any incentive plan payouts for the year’s performance.

Financial Highlights

While Carver increased loan interest and fee income in the fiscal year ended March 31, 2016, several initiatives were executed to reduce operating expenses, recognize loan losses and improve operational and compliance processes. Key financial highlights were the following:

•	Reduced the ratio of operating expense to average assets during the fiscal year ended March 31, 2016 to 3.81% from 4.35% for the fiscal year ended March 31, 2015.

•	Increased the deposit portfolio by $79.0 million, or 15%, through a net increase of 1,785 deposit accounts during the fiscal year ended March 31, 2016.

•	Increased loan portfolio by 22%, or $105.3 million, through new loan originations and retentions, pool purchases and new portfolio management funding.

Executive Compensation Decisions

Given Carver’s financial performance, the Compensation Committee made no changes to the Named Executive Officer’s base salaries or incentive plan opportunities in the fiscal year ended March 31, 2016. No awards were made under the Short-Term Incentive Plan (“STI Plan”) or the Long-Term Incentive Plan (“LTI Plan”).

Regulatory Programs and Agreements

Carver continues to be a participant in the TARP-CDCI. As such, Mr. Pugh is ineligible to receive cash-based incentive compensation and is subject to other compensation related restrictions. Additionally, on May 24, 2016, the Office of the Comptroller of the Currency (“OCC”) and Carver Federal entered into a Formal Agreement to carry out the compliance matters discussed further in the Carver Current Report on Form 8-K, as filed with the SEC on May 27, 2016. Under the Formal Agreement, Carver must comply with the requirements of the golden parachute regulations under 12 C.F.R. Part 359.
For more information, please refer to the “Compensation-Related Governance,” section in this Compensation Discussion and Analysis.

Say-on-Pay Results

Carver holds an annual non-binding shareholder advisory vote as part of our requirements under the EESA. Over 90% of our stockholders approved the “say-on-pay” proposal concerning the compensation of our Named Executive Officers described in our proxy statement in 2015. The Compensation Committee considered this outcome in its pay deliberations and as such, did not implement any changes to our executive compensation program in the fiscal year ended March 31, 2016.

Compensation Philosophy

The ultimate goal of our compensation philosophy is to create long-term shareholder value by rewarding performance that furthers the strategic goals and growth of the Company. At the same time, the Compensation and Benefits Committee seeks to maintain an executive compensation program that is competitive with comparably-sized financial institutions. The Committee also considers its location and sources of talent in making pay determinations. As a small community bank in New York City, competitive pressures on the ability to attract and retain talent are intense. Most executives and staff are recruited to Carver from money center banks and other larger financial institutions.

The Committee believes that executive compensation should support Carver’s unique business strategy and result in compensation program that:

•	Enables Carver to attract and retain top talent by providing competitive reward opportunities while at the same time effectively controlling compensation costs;

•	Places significant focus on incentive/performance based rewards that are contingent on achievement of Company and individual performance; and

•	Enhances Carver’s long-term stockholder value.

Pay for Performance

Named Executive Officers, other than Mr. Pugh, earn a base salary and participate in the STI Plan and LTI Plan. Due to compensation restrictions under TARP-CDCI, Mr. Pugh, receives a base salary and has the opportunity to receive restricted stock.

Carver does not target a specific pay mix; however, each Named Executive Officer has a significant percentage of their pay at risk through the STI Plan and LTI Plan. The executives’ compensation opportunity is designed to provide pay below competitive market levels if annual and/or long-term performance goals are not achieved. The compensation program is designed to provide pay at or above competitive levels if performance meets or exceeds goals.

The following tables provide the pay mix for each of the Named Executive Officers should no compensation restrictions apply and goals were met at target-level performance.

Carver’s strategic vision is translated into specific performance goals, which the Committee considers in assessing performance and making total compensation decisions. To foster teamwork in building long-term performance and stockholder value, executive pay reflects a mix of Company, department and individual performance. Carver’s assessment of compensation and performance considers a balanced view of factors critical to understanding Carver’s total performance, as follows.

•
Internal and External Benchmarks - Executive performance is measured against Carver’s financial, operational and strategic goals for the fiscal year, along with economic and industry factors that may impact performance or strategy.

•
Company and Individual Performance - Executives are incented to work together as a team to drive overall Company performance; however, each executive is also held accountable and rewarded for achieving individual goals.

•
Short and Long-Term Performance - Compensation reflects a balance of short-term performance (i.e., how Carver meets its annual goals) and long-term performance (i.e., building a platform for sustained, profitable growth over multiple years).

•
Unique Business Model - Carver’s legacy is anchored in a 65-year history of commitment to providing capital, and thereby expanding wealth enhancing opportunities, to consumers and institutions in historically low to moderate income communities. Opportunities created by a substantial expansion of economic opportunity in these communities in recent years is balanced by significantly greater competition from global institutions and persistently high rates of poverty, and therefore limited assets that can be invested by many of the residents of communities in which Carver operates. Carver’s “Outstanding” rating by the Office of the Comptroller of the Currency following its most recent Community Reinvestment Act (“CRA”) examination in January 2016 (conducted every three years), noted that 75% of Carver’s loans were originated in such communities, far exceeding peer institutions.

Role of the Compensation Committee

The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at www.carverbank.com. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company compensation program. The charter gives the Committee the sole responsibility for determining the compensation of the President and Chief Executive Officer based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

The Compensation Committee is comprised of four members of the Board, each of whom is independent. The Compensation Committee met three times during the fiscal year ended March 31, 2016. The Chairman of the Committee reported on Committee actions at subsequent meetings of the Board of Directors.

Decisions regarding other executives are made by the Compensation Committee considering recommendations from the President and Chief Executive Officer and with input from the Senior Vice President and Chief Human Resources Officer. Decisions by the Compensation Committee with respect to compensation of the President and Chief Executive Officer are ratified by the non-executive members Board of Directors.

Interaction with the Compensation Consultant

The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. For the fiscal year ended March 31, 2016, the Compensation Committee retained the services of Pearl Meyer & Partners LLC ("Pearl Meyer"), an independent compensation consulting firm, to assist with compensation matters concerning the President and Chief Executive Officer. The Compensation Committee holds regularly scheduled executive sessions without management present with the compensation consultant and has direct access to Pearl Meyer. Pearl Meyer provided support to the Committee, mainly in regard to CEO compensation and performance evaluations during the fiscal year ended March 31, 2016 and attended one of the three meetings held in the fiscal year ended March 31, 2016.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.

Role of Executives in Committee Deliberations

The Compensation Committee requests the President and Chief Executive Officer and Chief Human Resources Officer to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only the Compensation Committee members are allowed to vote on decisions regarding executive compensation.

The Compensation Committee meets with the President and Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his compensation are made solely based upon the Committee’s deliberations with input from the compensation consultant, as requested. The President and Chief Executive Officer is not present at meetings at which his compensation is being discussed and determined. Decisions regarding executives reporting directly to the President and Chief Executive Officer are made by the Compensation Committee considering recommendations from the President and Chief Executive Officer, as well as input from the compensation consultant as requested.

Benchmarking of Compensation

The Compensation Committee periodically benchmarks compensation of executive officers and directors utilizing published industry surveys and publicly disclosed information from a peer group of publicly traded banks. The last comprehensive competitive market assessment by Pearl Meyer was conducted in February 2014. Data are collected from multiple survey sources and reflect banks of similar asset size and region to Carver.

Carver also utilizes a peer group of specific companies to benchmark industry best practices. The original peer group was selected by Pearl Meyer to reflect banks with similar asset size and region to Carver and approved by the Compensation Committee for the fiscal year ended March 31, 2014. Since then, peer banks that have been acquired are deleted from the group and the remaining banks are used to make relative financial comparisons under the LTIP Plan. As of the fiscal year end March 31, 2016, the peer group is as follows.

Peer Group
Berkshire Hills Bancorp Inc. Chemung Financial Corporation Clifton Savings Bancorp, Inc. First of Long Island Corporation Magyar Bancorp Inc.	Northeast Community Bancorp Inc. Ocean Shore Holding Company OceanFirst Financial Corporation Severn Bancorp, Inc. VSB Bancorp Inc.

Total Compensation Program Components

The main components of Carver’s total compensation program are: base salary, annual incentives, and long-term incentives.

The following sections summarize the role of each component, how decisions are made and resulting decisions for the fiscal year ended March 31, 2016 as they relate to the Named Executive Officers.

Base Salary

The purpose of base salary is to provide competitive base compensation that recognizes the executives’ role, responsibilities, experience, performance and past and potential contribution to Carver. Carver targets base salaries at the 50th percentile of the benchmark market data; however, judgment is exercised in determining each executive’s base salary level relative to market. As a result, experienced and/or high performing executives may be paid above the market median and less experienced or average performing executives may be paid below the market median.

Base salaries for the Named Executive Officers were not adjusted in the fiscal year ended March 31, 2016.

Short-Term Incentive Plan (“STI Plan”)

The purpose of the STI Plan is to motivate and reward actual corporate, department and individual performance on an annual basis. The Compensation Committee reviews the STI Plan each year and, if necessary, adjusts the specific performance metrics, goals and compensation opportunities based on business objectives and the executives’ competitive position. No adjustments were made in the fiscal year ended March 31, 2016.

STI Plan pool funding is based on adjusted operating income (excluding allowances for loan and lease losses, taxes and the impact of any other one-time gains or losses). A threshold level of adjusted operating income is established and funding is adjusted up or down based on the Bank’s actual performance. Incentive payouts can range from 0% of target to a maximum payout of 150% of target (not including additional downside/upside adjustments based on individual performance factors - see explanation below).

The Compensation Committee reserves the right to either increase or decrease the calculated STI Plan pool based on multiple strategic metrics. In the fiscal year ended March 31, 2016, the Compensation Committee had the opportunity to consider:

•	Asset quality

•	Revenue growth

•	Efficiency ratios

Upon determination of the final STI pool amount, actual incentive payouts are based on corporate and department/strategic goals. Weightings are dependent on the executive’s level (see table below for Named Executive Officers). Weightings for Senior Vice Presidents and above are generally 40% to 50% corporate performance and 50% to 60% departmental/strategic performance. Weightings for Vice Presidents are generally 30% corporate performance and 70% departmental/strategic performance.

In addition to corporate and department goals, the STI Plan design includes an individual modifier that allows incentive awards to be modified (up or down) to reflect overall individual performance and contribution. As such, an individual incentive award can be increased by 30% for exceptional performance or reduced to 0% for poor performance.

For fiscal year 2016, Carver’s annual target incentive ratios for the Named Executive Officers were as follows:

	STI Weighting		Target STI	Payout Range (as % of salary)
Executive	Corporate	Dept. / Strategic	(as % of salary)	(inclusive of individual modifier)
Michael T. Pugh, President and Chief Executive Officer (1)	50%	50%	30%	0% - 65.8%
Christina L. Maier, First Senior Vice President and Chief Financial Officer (2)	50%	50%	50%	0% – 97.5%
David L. Toner, Former First Senior Vice President and Chief Financial Officer (3)	50%	50%	25%	0% – 48.8%
John Spencer, Senior Vice President and Chief Operations and Information Technology Officer	40%	60%	20%	0% – 48.8%
James Raborn, Former First Senior Vice President, General Counsel and Loan Workout Manager. (4)	40%	60%	20%	0% – 39.0%
Blondel Pinnock, Senior Vice President and Chief Lending Officer	40%	60%	20%	0% – 39.0%

(1)
Notwithstanding the specified target incentive ratio designated for Mr. Pugh, Carver is prohibited from paying or accruing a bonus for Mr. Pugh under the STI Plan for any period that Carver continues to retain any financial assistance provided by the U.S. Treasury under TARP. For further information on Carver’s participation in TARP and this bonus restriction, see below under “Compensation-Related Governance - Participation in Troubled Asset Relief Program.”

(2)	Ms. Maier was appointed as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal on March 7, 2016.

(3)	Mr. Toner resigned as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal effective February 18, 2016.

(4)	Mr. Raborn resigned as First Senior Vice President, General Counsel and Loan Workout Manager effective July 15, 2016.

After reviewing Carver’s fiscal year ended March 31, 2016 performance, the Compensation Committee determined that Carver did not meet the threshold adjusted operating income goal for the fiscal year ended March 31, 2016. No STI Plan payouts were received in the fiscal year ended March 31, 2016. Furthermore, no payouts under the STI Plan have been received since 2008.

Long-Term Incentive Plan (“LTI Plan”)

Carver believes strongly in the importance of aligning executive incentives with the long-term performance of Carver and interests of stockholders.
The LTI Plan provides an opportunity for executives to receive cash or equity-based awards under the Carver Bancorp 2014 Equity Incentive Plan. The goal of the LTI Plan is to promote Carver’s growth and profitability, to provide certain officers with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide initial grants to new non-employee directors of Carver. The LTI Plan is also designed to align participants’ interests with stockholders of Carver and serves as a retention tool for key members of management.

The Compensation Committee reviews the LTI Plan each year and establishes specific goals and targets that are aligned with business objectives and Carver’s compensation philosophy. For the fiscal year ended March 31, 2016, the Compensation Committee considered the Company’s overall health and progress toward achieving financial and strategic objectives as the main determinant of equity award allocation. Eligible employees must also receive an individual performance score of 3 (on a scale of 1 to 5) to be considered.

Long-term incentives may be in the form of cash, stock options and/or restricted shares. Regardless of the type of award, the awards vest ratably over a five-year period. Vesting may be accelerated in the third or fourth year of if Carver meets or exceeds the current peer group’s average three-year ROE.

For the fiscal year ended March 31, 2016 long-term incentive target awards (as a percent of salary) for the Named Executive Officers are as follows:

Executive	Position	Target Award
Michael T. Pugh (1)	President and Chief Executive Officer	30%
Christina L. Maier (2)	First Senior Vice President and Chief Financial Officer	25%
David L. Toner (3)	Former First Senior Vice President and Chief Financial Officer	25%
John Spencer	Senior Vice President and Chief Operations and Information Technology Officer	20%
James Raborn (4)	Former First Senior Vice President, General Counsel and Loan Workout Manager	20%
Blondel Pinnock	Senior Vice President and Chief Lending Officer	20%

(1)
Notwithstanding the specified target incentive ratio designated for Mr. Pugh, Carver is prohibited from paying or accruing a bonus for Mr. Pugh under the LTI Plan for any period that the Carver continues to hold any financial assistance provided by the U.S. Treasury under TARP. For further information on Carver’s participation in TARP and this bonus restriction, see below under “Compensation-Related Governance - Participation in Troubled Asset Relief Program.”

(2)	Ms. Maier was appointed as Chief Financial Officer of Carver and Carver Federal, effective March 7, 2016.

(3)	Mr. Toner resigned as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal effective February 18, 2016.

(4)	Mr. Raborn resigned as First Senior Vice President, General Counsel and Loan Workout Manager of Carver and Carver Federal effective July 15, 2016.

No LTIP Plan awards nor any other awards under the Carver Bancorp 2014 Equity Incentive Plan were made in the fiscal year ended March 31, 2016. Furthermore, no payouts under the STI Plan have been received since 2008.

Compensation-Related Governance

Participation in the Troubled Asset Relief Program

On January 16, 2009, Carver entered into a Securities Purchase Agreement with the U.S. Treasury that provided for Carver’s participation in the Capital Purchase Program (“CPP”) under TARP.

TARP participants are required to agree to significant restrictions on executive compensation during the period in which the U.S. Treasury holds an equity position in Carver as a condition of participation. Also, the ARRA created compensation-related limitations in addition to compensation limitations under TARP and required the Secretary of the U.S. Treasury to establish additional standards for executive compensation that apply beyond Carver’s senior executive officers to include the 20 next most highly compensated employees. In compliance with such requirements, Carver’s senior executive officers or “SEO’s” and the next 20 most highly compensated employees have agreed in writing to accept the compensation restrictions under the TARP and ARRA and thereby limit some of their contractual or legal rights.

Under TARP and ARRA, while a participant in the TARP programs, the following compensation restrictions are in effect:

•
Clawback of Bonus and Incentive Compensation if Based on Certain Material Inaccuracies. Incentive compensation paid that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance is subject to recovery by Carver. Carver’s senior executive officers and next 20 most highly paid employees acknowledge that each incentive program and each compensation or benefit agreement that incorporates incentive compensation was deemed amended to the extent necessary to give effect to such clawback.

•
No Compensation Arrangements that Encourage Excessive Risks. Carver is prohibited from entering into compensation arrangements that encourage employees to take “unnecessary and excessive risks that threaten the value” of Carver. To insure this does not occur, Carver’s Compensation Committee is required to meet at least once a year with senior risk officers to review Carver’s compensation arrangements in light of Carver’s risk management policies and practices. To the extent that such review suggests revisions to any compensation arrangement, Carver agrees to modify promptly the compensation arrangement to eliminate any undue risk. During the fiscal year ended March 31, 2016, the Compensation Committee met with Carver’s Chief Risk Officer and determined that Carver’s compensation program does not encourage unnecessary risk taking by executive officers. Carver’s short-term and long-term incentive programs use a broad based balance of performance measures with no one measurement dominating the payout determination. This feature greatly mitigates any incentive for an employee to engage in unnecessary or excessive risk. The performance measures include net income, loan and deposit growth, efficiency ratio, Sarbanes Oxley Act of 2002 (“SOX”) Section 404 compliance, New Markets Tax Credit allocation deployment and individual performance throughout the year. Company and departmental goals are based upon an annual business plan submitted to and approved by the Board of Directors, whereat the Board considers the reasonableness of the plan and its goals. Individual performance is based upon actual performance compared to pre-established performance goals and market and other conditions. In this connection, incentive compensation can be reduced to zero based upon individual performance, further ensuring employees are not rewarded for performance that is not in Carver’s best long term interests.

•	Limit on Federal Income Tax Deductions. Carver is prohibited from taking a federal income tax deduction for compensation paid to senior executive officers in excess of $500,000 per year.

•
Limit on Severance. Carver is prohibited from making severance payments resulting from termination of employment for any reason, except for payments for services performed or benefits accrued to Carver’s senior executive officers and the next 20 most highly compensated employees.

•
Limits on Incentive Compensation. The ARRA standards prohibit the payment or accrual of any bonus, retention award or incentive compensation to Carver’s most highly compensated employee (in Carver’s case, the President and Chief Executive Officer) other than awards of long-term restricted stock that (i) do not fully vest while participating in the TARP programs, (ii) have a value not greater than one-third of the total annual compensation of the employee and (iii) are subject to such other restrictions as determined by the Secretary of the U.S. Treasury. The prohibition on bonus, incentive compensation and retention awards does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

•
Compensation Committee Functions. The ARRA requires that Carver’s Compensation Committee be comprised solely of independent directors and that it meets at least semiannually to discuss and evaluate Carver’s employee compensation plans in light of an assessment of any risk posed to Carver from such compensation plans.

•
Compliance Certifications. The ARRA requires a written certification by Carver’s President and Chief Executive Officer and Chief Financial Officer of Carver’s compliance with the provisions of ARRA. These certifications must be contained in Carver’s Annual Report on Form 10-K that is filed after the relevant U.S. Treasury regulations are issued.

•
U.S. Treasury Review of Excessive Bonuses Previously Paid. The ARRA directs the Secretary of the U.S. Treasury to review all compensation paid to Carver’s senior executive officers and Carver’s next 20 most highly compensated employees before date of enactment to determine whether any such payments were inconsistent with the purposes of ARRA or were otherwise contrary to the public interest. If the Secretary of the U.S. Treasury makes such a finding, the Secretary of the U.S. Treasury is directed to negotiate with the TARP recipient and the affected employees for appropriate reimbursements to the U.S. Treasury with respect to the compensation and bonuses.

•
Limitation on Luxury Expenditures. The Board of Directors must have in place a company-wide policy regarding excessive or luxury expenditures, as identified by the U.S. Treasury, which may include excessive expenditures on (i) entertainment or events, (ii) office and facility renovations, (iii) aviation or other transportation services, (iv) other unreasonable expenditures for staff development events, performance initiatives or other similar measures conducted in the normal course of business operations.

•	Say on Pay. Under ARRA, the SEC promulgated rules requiring a non-binding say on pay vote by shareholders on executive compensation at the annual meeting. Carver implemented this provision beginning with the proxy statement for the fiscal year ended March 31, 2009 by including the submission of an “Advisory Vote on Compensation of Named Executive Officers.”

In February 2010, the U.S. Treasury announced the creation of the TARP-CDCI to invest lower-cost capital in community development financial institutions (“CDFI”) that lend to small businesses in the country’s hardest hit communities, in recognition of the unique role of CDFI’s as lenders in disadvantaged communities. Carver, as a CDFI, applied to participate in the TARP-CDCI program. On August 27, 2010, Carver completed an exchange of TARP CPP capital for TARP-CDCI capital. The transaction reduced the dividend rate that Carver pays the U.S. Treasury from 5% to 2%, saving $569,000 annually, and extending the total period in which this lower cost capital can be utilized from five to eight years. All restrictions on executive compensation that applied under TARP CPP remain in force under the TARP-CDCI program. Effective October 28, 2011, the U.S. Treasury exchanged 18,980 shares of Series B Preferred Stock that it held for 34,819,299 shares of common stock, pursuant to an Exchange Agreement by and between U.S. Treasury and Carver entered into on June 29, 2011. Pursuant to the Exchange Agreement, all restrictions on executive compensation that applied under TARP CPP and the TARP-CDCI program will continue to apply so long as the U.S. Treasury holds any of Carver’s securities.

Enforcement Actions with Carver and Carver Federal’s Bank Regulators
In February 2011, Carver and Carver Federal each entered into Orders with the Office of Thrift Supervision (“OTS”). and as a result, Carver Federal was designated as being “in troubled condition,” subject to the requirements of the golden parachute regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”) under 12 C.F.R Part 359. On July 21, 2011, the OTS merged into the OCC and the OCC became Carver’s primary bank regulator. The Board of Governors of the Federal Reserve System (“FRB”) became the Company’s primary holding company regulator. The Orders specifically prohibited Carver and Carver Federal from entering into, renewing, extending or revising any contractual arrangement relating to compensation or benefits for any senior executive officer or director of Carver or Carver Federal, unless Carver or Carver Federal, as applicable, first provides the applicable regulatory authority, which in the case of Carver, would be FRB and in the case of Carver Federal, would be the OCC, with not less than 30 days prior written notice of the proposed compensation arrangement. Moreover, the Orders require the Boards of Carver and Carver Federal to ensure that the contract, agreement or arrangement complies with the requirements of the FDIC golden parachute regulations under 12 C.F.R. Part 359. In November 2014, the OCC released Carver Federal from the Cease and Desist Order, and, thereby, Carver Federal is no longer designated as being “in troubled condition.” Likewise, in September 2015, the FRB released Carver from the Cease and Desist Order. However, in May 2016, the OCC and Carver Federal entered into a Formal Agreement pertaining to certain compliance matters as more fully described in the Current Report on Form 8-K, as filed with the SEC on May 27, 2016. Accordingly, Carver and Carver Federal are required to comply with the requirements of the golden parachute regulations under 12 C.F.R. Part 359.
The FDIC golden parachute regulations limit the ability of Carver and Carver Federal to enter into contracts and to pay and make golden parachute payments to directors, officers, employees or controlling stockholders. A golden parachute payment includes, generally, any payment (or agreement to make any payment) in the nature of compensation which is contingent on such person’s termination of employment or affiliation with Carver or Carver Federal and is received on or after, or is made in contemplation of, when Carver Federal is or becomes troubled. Accordingly, for so long as Carver remains subject to the Order, no payments can be made under any employment agreement or change in control agreement or any other contract, agreement or arrangement that would become payable as a result of a director’s, officer’s or employee’s employment if such payment would constitute a golden parachute payment. Payments that become due under any tax-qualified plan, certain bona fide deferred compensation plans, nondiscriminatory severance pay plan (so long as the severance payment does not exceed 12 months of base compensation), and payments made by reason of death or disability, or payments that are approved by the FDIC are not subject to this limitation.

Compensation of Executive Officers and Directors
SUMMARY COMPENSATION TABLE AT MARCH 31, 2016

The following table presents compensation information regarding Carver’s President and Chief Executive Officer, Chairman and Former Chief Executive Officer, Vice President and Chief Financial Officer, Senior Vice President and Chief Operations and Information Technology Officer, First Senior Vice President - General Counsel and Loan Workout Officer, and Senior Vice President Chief Lending Officer who served in such capacities at fiscal year end March 31, 2015 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year Ended 3/31	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total

Michael T. Pugh, President and Chief Operating Officer (2)	2016	$360,000	—	—	—	—	—	$7,950	$367,950
	2015	$263,250	—	—	—	—	—	$6,885	$270,135

David L. Toner, Former First Senior Vice President and Chief Financial Officer. (3)	2016	$207,000	—	—	—	—	—	$6,210	$213,210
	2015	$207,000	—	—	—	—	—	$6,210	$213,210

Christina L. Maier, First Senior Vice President and Chief Financial Officer. (4)	2016	$17,538	—	—	—	—	—	—	$17,538

James Raborn Former First Senior Vice President, General Counsel and Loan Workout Officer	2016	$209,070	—	—	—	—	—	$2,084	$211,154
	2015	$207,000	—	—	—	—	—	$1,990	$208,990

John Spencer Senior Vice President and Chief Operations and Information Technology Officer	2016	$188,959	—	—	—	—	—	$5,087	$194,046
	2015	$188,959	—	—	—	—	—	$5,087	$194,046

Blondel Pinnock, Senior Vice President and Chief Lending Officer (4)	2016	$180,353	—	—	—	—	—	$5,410	$185,763
	2015	$180,353	—	—	—	—	—	$5,410	$185,763

(1)
Except as noted, the amounts shown in this column reflect matching contributions made to Carver’s 401(k) Plan. No Named Executive Officer receives perquisites the aggregate value of which exceeds $10,000.

(2)	Michael T. Pugh was appointed to the position of President and Chief Executive Officer of Carver and Carver Federal, effective January 1, 2015.
(3)	Mr. Toner resigned as First Senior Vice President and Chief Financial Officer of Carver and Carver Federal effective February 18, 2016. .
(4)	Ms. Maier was appointed as Chief Financial Officer of Carver and Carver Federal on March 7, 2016.
(5)	Mr. Raborn resigned as First Senior Vice President, General Counsel and Loan Workout Officer effective July 15, 2016.
(6)	Blondel Pinnock was initially designated as a Named Executive Officer for the fiscal year ended March 31, 2015.

Nonqualified Deferred Compensation Plans

Carver does not offer any non-qualified deferred compensation plans.

Benefit Plans

Performance Compensation Plan. Carver maintains a Performance Compensation Plan which is a cash-based incentive plan that provided certain officers and employees of Carver an incentive cash award that is credited to a memorandum account maintained by Carver for the benefit of such persons. The awards granted vest over a five-year period on the specified vesting dates, and under the terms of the Performance Compensation Plan are subject to accelerated vesting in connection with a change in control, or by reason of the death or disability of the participant. Upon the vesting of an award or a percentage of an award, the vested amount is distributed to the participant as soon as practicable, but in no event later than the 15th day of the third month following the end of the plan year. In the event of the participant’s termination due to death, disability or a change in control, the Performance Compensation Plan provides that the participant’s vested account balance will be paid within 30 days following the termination of the employee’s employment. No awards have been made under the Performance Compensation Plan subsequent to the date that Carver entered into the TARP CPP with the U.S. Treasury.
401(k) Savings Plan. Carver maintains a 401(k) Savings Plan (“401(k) Plan”) with a profit sharing feature for all eligible employees of Carver. Carver matched contributions to the 401(k) Plan equal to 100% of pre-tax contributions made by each employee up to a maximum of 3% of their pay, subject to IRS limitations. All such matching contributions are fully vested and non-forfeitable at all times regardless of the years of service with the Bank. To be eligible for the matching contribution, the employee must be 21 years of age and have completed at least three months of service. Under the profit-sharing feature of the plan, if the Bank achieves a minimum of 70% of its fiscal year performance goal, the Compensation Committee may authorize an a non-elective contribution to the 401(k) Plan on behalf of each eligible employee of up to 2% of the employee’s annual pay, subject to IRS limitations. This non-elective contribution, if made, is awarded regardless of whether the employee makes voluntary contributions to the 401(k) Plan. Non-elective Company contributions vest 20% each year for the first five years of employment and are fully vested thereafter. To be eligible for the non-elective company contribution, the employee must be 21 years of age, have completed at least one year of service and be employed on the last day of the plan year, currently December 31, or have terminated employment for death, disability or retirement. Carver did not award a non-elective contribution for the 401(k) Plan year that ended December 31, 2015.

Employment and Other Agreements with Executive Officers

Notwithstanding their employment and letter agreements as summarized below, Carver’s Named Executive Officers have agreed in writing to accept the ARRA standards discussed earlier in this document and to not accept any severance during the period in which the U.S. Treasury holds an equity position in Carver. Additionally, under the Orders issued by the regulators on February 7, 2011, Carver is prohibited from fulfilling severance payment commitments, resulting from termination for any reason (except for payments performed or benefits accrued), that are outside the scope of a non-discriminatory, all-employee severance program.

Employment Agreements

On January 1, 2015, Carver Federal entered into an employment agreement (the “Employment Agreement”) with Michael T. Pugh, President and Chief Executive Officer. The term of the Employment

Agreement is three years. The Employment Agreement and Mr. Pugh’s performance will be reviewed by the Board of Directors of the Bank six months before the third anniversary and six months before each anniversary thereafter, and the Board of Directors may approve a one-year extension of the Employment Agreement after each such review.

Under the Employment Agreement, Mr. Pugh is entitled to a base salary of $360,000, subject to increase at the discretion of the Board of Directors of the Bank in connection with its annual review. The Employment Agreement provides that Mr. Pugh was eligible for a restricted stock award to be granted on or about April 15, 2016, 2017 and 2018, with the amount of each award to be at the discretion of the Board of Directors of the Bank, but not fewer than 7,250 restricted shares of the Company’s common stock. The Employment Agreement also provides for participation in the Bank’s retirement, pension, savings, profit-sharing, stock bonus, health and welfare and any other employee benefit and compensation plans covering employees of the Bank. In addition, the Employment Agreement provides that the Bank shall provide to Mr. Pugh a term life insurance policy in the amount of $1,000,000 payable to his beneficiaries. The Employment Agreement further provides that, in the event that the amount of benefits or contributions Mr. Pugh would have received or accrued under the tax-qualified plans of the Bank is limited by applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), the Bank will provide Mr. Pugh with supplemental benefits equal to the benefits attributable to employer contributions that he would have received if the limitations did not apply, with such benefits payable in 12 equal monthly installments beginning at least six months after his separation from service with the Bank. Finally, the Bank will pay or reimburse Mr. Pugh $2,500 per month in transportation and accommodation expenses during the period January 1, 2015 to August 31, 2015 until the location of his primary residence is completed, for customary relocation expenses, and up to $11,795 for legal expenses incurred by him in connection with the Employment Agreement.

Mr. Pugh may terminate his employment for “good reason,” which includes (i) a material diminution of his title, duties, responsibilities, authority or reporting lines, (ii) a material diminution in base salary, (iii) relocation of his principal office by more than 50 miles, and (iv) a material breach of the Employment Agreement by the Bank.

In the event that Mr. Pugh resigns for good reason or in the event the Company or the Bank terminates the employment of Mr. Pugh for any reason other than “cause” (as defined in the Employment Agreement) or “disability” (as defined in the Employment Agreement), he will be entitled to receive a cash lump sum payment equal to the present value of the salary that he would have earned if he had continued working for the Bank through the then-current expiration date of the Employment Agreement (the “Remaining Unexpired Employment Period”). If such resignation or termination occurs in connection with or within one year following a “change in control” (as defined in the Employment Agreement), then Mr. Pugh will be entitled to receive a cash lump sum payment equal to the lesser of (i) the present value of salary he would have earned during the Remaining Unexpired Employment Period plus one additional year, or (ii) the present value of two-times his then-current salary had it been paid out over the following two years. Any payments are required to be paid within 30 days after termination of employment, unless a six month delay in the payments is required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). Mr. Pugh will also be entitled to receive a cash lump sum payment equal to (i) the excess of the present value of the aggregate benefits to which he would be entitled under any defined benefit pension plans over the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination, (ii) the present value of the additional employer contributions to which he would have been entitled under any defined contribution plans, (iii) the fair market value of any stock that would have been allocated or awarded to him under any stock-based employee benefit plans, (iv) the payments that would have been made to him under any cash bonus or long-term or short-term cash incentive compensation plan and (v) the present value of any supplemental retirement benefits to which he would have been entitled, in each case if he were 100% vested under the applicable plan and had continued working for the Bank during the Remaining Unexpired Employment Period. In addition, Mr. Pugh will be entitled to receive, at his election, a cash lump sum payment equal to (i) the excess of fair market value of a share of the Company’s common stock over the exercise price of any option or stock appreciation right held by him, and (ii) the fair market value of any restricted shares awarded to him, in each case upon surrender of such stock, option or appreciation right. The Bank will continue to provide health and welfare benefits, as well as the term life insurance policy, to which Mr. Pugh and his eligible dependents would have been entitled for the Remaining Unexpired Employment Period and for any such additional period to which they are entitled under COBRA.

In the event of Mr. Pugh’s termination for “disability” (as defined in the Employment Agreement), he will be entitled to receive ¾ of his base salary, and the Bank shall continue to provide health and welfare benefits substantially identical to those received prior to his disability, through the earliest to occur of (i) his return to full-time employment in the same capacity as he was employed prior to disability, (ii) his full-time employment by another employer, (iii) his reaching age 65, (iv) his death, or (v) the expiration of the term of the Employment Agreement.

All payments are subject to Section 409A and Section 280G of the Code, and restrictions resulting from the Bank’s participation in the Troubled Asset Relief Program and other regulatory restrictions.

Mr. Pugh has agreed, for a period of one year following the date of his termination (or, if less, the Remaining Unexpired Employment Period), not to become an officer, employee, consultant, director or trustee of any bank with less than two billion dollars in assets or any minority depository institution, or any direct or indirect subsidiary or affiliate of any such entity, that competes with the business of the Bank in any city, town or county in which the Bank has an office or has filed an application for approval to establish an office.

Letter Agreements

Carver entered into letter agreements with Messrs. Spencer and Raborn and Ms. Maier. Generally, each letter agreement provides for “at-will” employment and compensation in the form of base salary and benefits.

Director Compensation

Carver’s directors are paid an annual cash retainer of $10,000 to serve as a Director of both Carver and Carver Federal and receive a meeting fee of $600 for Board Meetings attended and $700 per Executive Committee meeting attended. The chairs of the Asset Liability and Interest Rate Risk Committee (“ALCO”) and Audit committees receive an annual retainer of $7,500 and $5,000, respectively, and a meeting fee of $650. The chairs of the remaining committees receive an annual retainer of $1,500 and all committee members including the chairs thereof receive $475 per committee meeting attended. The Non-Executive Chairman is paid a quarterly cash retainer of $10,000 ($40,000 per year) to serve as Chairman of both Carver and Carver Federal, and receives a meeting fee of $1,500 for Board Meetings attended. Upon shareholder approval of new directors, the Compensation Committee may approve a grant of 1,000 shares of restricted stock and 1,000 stock options, which vest pursuant to Carver’s incentive plan in effect at the time of the grant. In 2010, after a competitive study of Non-Employee Director Compensation conducted by Pearl Meyer, the Compensation Committee voted to grant annual restricted stock awards in the amount of $5,000 to each Non-Employee director at subsequent annual meetings. All other compensation elements would remain unchanged. The Non-Employee Directors have not received annual restricted stock awards given the constraints on Carver’s Equity Plan.

The following table sets forth information regarding compensation earned by the non-employee directors of Carver during the fiscal year ended March 31, 2016.

DIRECTOR COMPENSATION AT MARCH 31, 2016

						Change in
						pension
	Fees					value and
	earned				Non-equity	nonqualified
	or paid	Stock		Option	incentive plan	deferred	All other
	in cash	awards		awards	compensation	compensation	compensation	Total
Name	($)	($)		(S)	($)	earnings	($)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Dr. Samuel Daniel (1)	$10,900	—		—	—	—	—	$10,900
Deborah C. Wright	$70,000	—	—	—	—	—	—	$70,000
Robert Holland, Jr.	$22,875	—		—	—	—	—	$22,875
Pazel G. Jackson, Jr.	$39,425	—		—	—	—	—	$39,425
Robert Tarter	$34,425	—		—	—	—	—	$34,425
Susan Tohbe	$29,825	—		—	—	—	—	$29,825
Janet Rollé	$20,425	—		—	—	—	—	$20,425
Lewis P. Jones III	$26,950	—		—	—	—	—	$26,950
Colvin W. Grannum	$24,475	—		—	—	—	—	$24,475
Kenneth Knuckles	$26,650	—		—	—	—	—	$26,650
Ingrid LaMae deJongh	$24,400	—		—	—	—	—	$24,400

(1) Dr. Daniel retired from the Board of Directors effective as of the 2015 Annual Meeting of Stockholders, which was held on September 24, 2015.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Carver consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. The Compensation Committee has considered the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 718 (formerly SFAS No. 123(R), on Carver’s use of equity incentives as a key retention tool.

As part of its role, the Compensation Committee also reviews and considers sections of the Internal Revenue Code (“IRC”), including but not limited to, Golden Parachutes Under IRC Section 280G and the deductibility of executive compensation under Section 162(m) which limits deduction of compensation paid to Named Executive Officers to $1,000,000 unless the compensation is “performance-based”. This applies to base salary, all cash incentive plans and equity grants other than stock options. During fiscal 2015, no employee received taxable compensation in excess of $1,000,000 and therefore, deductibility of compensation was not limited by these sections of the IRC.

Option Granting Practices

The timing of Carver’s option grants has historically been and continues to be determined upon appointment to the Board, upon hire, or in conjunction with incentive grants after Carver’s fiscal year end and approved by the Compensation Committee. In fiscal 2016, no options were granted to Named Executive Officers. When granted, however, grants vest pursuant to Carver’s incentive plan in effect at the time of the grant.

Ownership Guidelines

Carver regularly reviews the ownership levels of its directors and officers and has not established minimum stock ownership guidelines for Carver’s directors and the Named Executive Officers.

Securities Authorized for Issuance Under Equity Compensation Plans

    The following table sets forth information about the shares of Voting Stock authorized by Carver for issuance under equity compensation plans as of March 31, 2016.

Number of
securities
remaining
	Number of	Weighted-	available for future
	securities to be	average	issuance under
	issued upon	exercise	equity
	exercise of	price of	compensation plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants and	warrants	reflected in column
Plan Category	rights	and rights	(a))

Equity compensation plans approved by security holders (1)	5,924	$81.65	264,075

Equity compensation plans not approved by security holders	—	—	—

Total	5,924	$81.65	264,075

(1)    Note: Shares have been adjusted to reflect Carver’s 1-for-15 reverse stock split, effective October 27, 2011.

Carver’s Stock Incentive Plans do not provide for re-pricing of stock options, which is the cancellation of shares in consideration of the exchange for other stock options to be issued at a lower price, and Carver has not acted to re-price stock options.

ADDITIONAL INFORMATION

Date for Submission of Stockholder Proposals
To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Carver’s executive office, 75 West 125th Street, New York, New York 10027, no later than March 31, 2017.

Notice of Business to be Conducted at Annual Meeting

Carver’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to Carver’s Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary of Carver. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous fiscal year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous fiscal year’s annual meeting; and (2) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Carver with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder’s notice to the Secretary of Carver shall set forth such information as required by the Bylaws of Carver. Nothing in this paragraph shall be deemed to require Carver to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See “Date for Submission of Stockholder Proposals.”
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, Carver expects that a number of brokers with account holders who are our stockholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, Carver will promptly deliver, upon written or oral request to its address or telephone number below, a separate copy of the proxy materials and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to Carver Bancorp Inc., 75 West 125th Street, New York, New York 10027, Attention: Corporate Secretary, or contact us at (718) 230-2900.
Other Matters
As of the date of this proxy statement, the Board of Directors does not know of any other matters to be brought before the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment.
Annual Report to Stockholders
A copy of the Annual Report to Stockholders for the fiscal year ended March 31, 2016 (“2016 Annual Report”), containing financial statements as of March 31, 2016 and March 31, 2015 and for each of the years in the two-year period ended March 31, 2016, prepared in conformity with generally accepted accounting principles, accompanies this proxy statement. The consolidated financial statements have been audited by KPMG LLP whose report thereon is included in the 2016 Annual Report.
The 2016 Annual Report includes a copy of Carver’s annual report on Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC. Stockholders may obtain, free of charge, a copy of such annual report (excluding exhibits) by writing to Isaac Torres, First Vice President and Corporate Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (718) 230-2900. The annual report on Form 10-K for fiscal year 2016 is also available on Carver’s website at www.carverbank.com and on the SEC website at www.sec.gov.

By Order of the Board of Directors,

/s/ Isaac Torres
Isaac Torres
First Vice President and Corporate Secretary

New York, New York
August 26, 2016

To Assure That Your Shares Are Represented at the Annual Meeting,
Please Sign, Date, and Promptly Return the Accompanying
Proxy Card in the Enclosed Postage-Paid Envelope or Use
Telephone Voting as Described in the Proxy Statement

CARVER BANCORP, INC.
75 WEST 125TH STREET
NEW YORK, NY 10027-4512
ATTN: ISAAC TORRES

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CARV2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12766-P81362 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARVER BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Pazel G. Jackson, Jr.
02) Susan M. Tohbe
03) Deborah C. Wright

	For	Against	Abstain
2. To ratify the appointment of BDO USA as independent auditors for Carver Bancorp, Inc. for the fiscal year ending March 31, 2017.	☐	☐	☐
3. Advisory (non-binding) approval of the compensation of our named executive officers as described in the proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E12767-P81362

CARVER BANCORP, INC.
Annual Meeting of Shareholders
September 22, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert R. Tarter and Michael T. Pugh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARVER BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, which will be a completely virtual meeting conducted via live webcast to be held at 10:00 AM, EDT on September 22, 2016, at www.virtualshareholdermeeting.com/CARV2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF PROPERLY SIGNED, BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, AND "FOR" THE PROPOSALS LISTED IN ITEMS 2 AND 3. If any other matters properly come before the Annual Meeting, the Proxy Committee will vote the shares represented by all properly executed proxies on such matters using their best judgment. As of the date of the proxy statement, Carver Bancorp, Inc.'s management is not aware of any other such business.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of the Proxy Committee and previously submitted proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side